As filed with the Securities and Exchange Commission on June 19, 2003.
                                                     Registration No. 333-97617


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                --------------

                           MPOWER HOLDING CORPORATION
             (Exact name of Registrant as specified in its charter)



                  Delaware                                 52-2232143
       (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                Identification Number)



                                175 Sully's Trail
                            Pittsford, New York 14534
                                 (716) 218-6550
                    (Address of principal executive offices)



                Mpower Holding Corporation 2002 Stock Option Plan

                            (Full title of the plan)

                           Russell I. Zuckerman, Esq.
                                175 Sully's Trail
                            Pittsford, New York 14534
                                 (716) 218-6550
            (Name, address and telephone number of agent for service)

                              EXPLANATORY STATEMENT

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-97617 (the "Registration Statement"), is being filed to deregister certain shares of common stock, par value $0.001 per share (the "Common Stock") of Mpower Holding Corporation (the "Company") that were registered for issuance pursuant to the Mpower Holding Corporation 2002 Stock Option Plan (the "Option Plan"). The Registration Statement registered 7,222,222 shares of Common Stock issuable under the Option Plan. An aggregate of 63,374 shares of Common Stock registered under the Registration Statement have been issued to participants. The Registration Statement is hereby amended to deregister the remaining 7,158,848 unissued shares of Common Stock.

                                     PART II

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Pittsford, State of New York, on the 19th day of June, 2003.



                                    Mpower Holding Corporation



                                    By: /s/ Russell I. Zuckerman, Esq.
                                        ----------------------------------
                                    Name:  Russell I. Zuckerman, Esq.
                                    Title: Senior Vice President, General
                                           Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act, this post-effective Amendment No. 1 has been signed below by the following persons in the indicated capacities on the 19th day of June, 2003.

Signature                                   Capacity
---------                                   --------

            *
-----------------------------               Chief Executive Officer and
Rolla P. Huff                               Chairman of the Board Directors

            *                               Director
-----------------------------
Robert M. Pomeroy


            *                               Director
-----------------------------
Michael E. Cahr


                                            Director
-----------------------------
Anthony J. Cassara


            *                               Director
-----------------------------
Richard L. Shorten, Jr.



            *                               Director
-----------------------------
Michael M. Earley


           *
-----------------------------               Executive Vice President,
S. Gregory Clevenger                        Chief Financial Officer
                                            (Principal Financial Officer
                                            and Principal Accounting Officer)


           *
-----------------------------               Senior Vice President,
Russell I. Zuckerman                        General Counsel and
                                            Corporate Secretary


* By /s/ Russell I. Zuckerman, Esq.
     ______________________________
     Russell I. Zuckerman, Esq.
     Attorney-in-Fact

                                  Exhibit Index

Exhibit No.       Description of Document

3.1 Second Amended and Restated Certificate of Incorporation of Mpower Registrant Corporation, (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

3.2 Amended and Restated By-laws of Mpower Registrant Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

4.1 Mpower Holding Corporation 2002 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

**5.1 Opinion and Consent of Shearman & Sterling as to the legality of the securities being registered.

**23.1    Consent of Shearman & Sterling (contained in opinion filed as Exhibit
          5.1).

**24 Powers of Attorney (contained in the signature page of Registration Statement).

__________________

** Previously filed